UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
AMMENDED

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 9, 2007
Date of Report (Date of earliest event reported)

Subjex Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-29711	41-1596056
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

3245 Hennepin Ave S Suite 1, Minneapolis MN	55408
(Address of principal executive offices)	(Zip Code)

(952) 931-0501
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

A. Report.

Item 4.01 Changes in Registrant’s Certifying Accountant

On July 1, 2007 a material event occurred which was not made in the ordinary course of Subjex Corporation business thus prompting an 8k filing with the SEC. It was announced that Ronald N. Silberstein, CPA, PLLC. 30201 Orchard Lake Road, Suite 150, Farmington Hills, Michigan 48334 has merged with Maddox Ungar, PPL forming a new accounting firm. The name of the newly formed firm is Maddox Ungar Silberstein, PLLC as a result becoming Subjex Corporation’s new independent auditor and certifying accountant.

The following news release and letter from certifying accountant is included in the filing below:

MADDOX UNGAR MERGES WITH ACCOUNTING FIRM RONALD N. SILBERSTEIN, CPA, PLLC

Newly Formed “Maddox Ungar Silberstein, PLLC” Positions Company to Increase its National Footprint and Expand Services to More Clients

Bingham Farms, Mich. (July 1, 2007) – Maddox Ungar, PLLC, today announced its merger with independent accounting firm Ronald N. Silberstein, CPA, PLLC of Farmington Hills, Mich. The newly formed Maddox Ungar Silberstein, PLLC, allows the two independently successful companies to become one comprehensive company, stronger in its capabilities and reach while more expansive in its service offerings. Terms of the merger were not disclosed.

 “The decision to combine both firms made sense to all parties involved from a strategic standpoint,” said Joel Ungar, a founding principal of Maddox Ungar.  “Both firms were similar in size, served similar clients, and have similar core values and principles. The combination of the two puts us in a better position to compete for mid-size clients.”

Ronald N. Silberstein, CPA, PLLC, a full-service CPA firm, specializes in audits of franchise businesses and SEC regulated companies, in addition to prospective public companies. The firm, which boasts clientele throughout the U.S., Canada, Asia and Europe, is a member of the Public Company Accounting Oversight Board (PCAOB) and the International Franchise Association.

The firm’s principal, Ronald N. Silberstein is a 25-year accounting veteran with experience in the public sector as a CPA, and in private industry as a chief financial officer. Silberstein, whose extensive background includes Big Four experience with Ernst & Young, is a licensed CPA in Michigan and California.

“Joining forces with another successful business that shares in a vision for the future was the next logical step in growing both of our businesses,” said Ronald N. Silberstein, principal of Ronald N. Silberstein, CPA, PLLC.  “Together we can fill a gap and address a need for companies looking to secure big firm service and expertise, but with a more intimate feel.”

With the merger, Silberstein brings its diverse list of clients into the Maddox Ungar & Silberstein, PLLC fold.  Maddox Ungar Silberstein, PLLC’s audit practice is now led by two principals with Big Four experience, as Joel Ungar began his career with Deloitte.

Since its inception in November 2004, Maddox Ungar has experienced steady growth and provides services to clients in 35 U.S. states in addition to international companies. The firm also diversified its service offerings by launching CFO As You Grow, a performance management consulting service for companies in need of advanced financial management services without incurring the overhead of adding another executive staff position.

Recently, Maddox Ungar Silberstein joined MSI Legal & Accounting Network Worldwide, a global network of professional firms with 250 members in 100 countries. The move further positions the firm to compete in a global marketplace.

About Maddox Ungar Silberstein, PLLC
Based in Oakland County, Maddox Ungar Silberstein, PLLC is an independent multi-service public accounting firm specializing in providing custom tax planning, business entity choice, performance measurement consulting, attest services, asset protection and other strategic services critical to business success.

RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
30201 ORCHARDLAKEROAD, SUITE 150
FARMINGTON HILLS, MICHIGAN 48334
TEL:  (248) 330-6226  ●   FAX: (248) 479-0578
Internet: www.ronscpa.com

July 6, 2007

Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC 20549

RE: Subjex Corp.

Ladies and Gentlemen:

We have read the statements made by Subjex Corp. in Item 4.01 of the accompanying Form 8-K filed with the Securities and Exchange Commission.  We agree with the statements contained herein concerning our firm.

Very Truly Yours,

/s/ Ronald N. Silberstein, C.P.A., P.L.L.C.
Ronald N. Silberstein, C.P.A., P.L.L.C.
Farmington Hills, Michigan

This filing completes Subjex Corporations obligations as it relates to the filing requirements of an 8K filing as defined by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Subjex Corporation
(Registrant)

By /s/ Andrew Hyder

(Signature)

Andrew Hyder, CEO (acting CFO)
July 9, 2007